NXP Semiconductors Reports Third Quarter 2021 Results
EINDHOVEN, The Netherlands, November 1, 2021 – NXP Semiconductors N.V. (NASDAQ: NXPI) today reported financial results for the third quarter 2021, ended October 3, 2021.

"NXP delivered third-quarter revenue of $2.9 billion, an increase of 26 percent versus the year-ago period, and better than the mid-point of our guidance. Overall, customer adoption of our latest products as well as long-term demand trends across our end markets remain at unprecedented levels. We continue to take additional actions to assure supply to our customers, which underpins our continued confidence in robust growth in the remainder of 2021 and through 2022,” said Kurt Sievers, NXP President and Chief Executive Officer.

Key Highlights for the Third-quarter:
•Revenue was $2.9 billion, up 26.2 percent year-on-year;
•GAAP gross margin was 55.3 percent, and GAAP operating margin was 24.9 percent;
•Non-GAAP gross margin was 56.5 percent, and non-GAAP operating margin was 33.5 percent;
•Cash flow from operations was $924 million, with net capex investments of $200 million, resulting in non-GAAP free cash flow of $724 million;
•Capital return of $1.3 billion to shareholders through previously announced share repurchases and dividend payments. Subsequent to the end of the third quarter, between October 3, 2021 and November 1, 2021, NXP executed via a 10b5-1 program additional share repurchases totaling $0.3 billion;
•On August 26, 2021, the NXP Board of Directors approved the payment of an interim dividend for the third quarter 2021 of $0.5625 per ordinary share; and
•On October 12, 2021,NXP announced that Bill Betz has been named Executive Vice President and Chief Financial Officer. Mr. Betz, formerly Senior Vice President, Business Finance for NXP, replaces Peter Kelly, who previously announced in February 2021 his decision to retire from NXP in February 2022. Mr. Betz will report directly to NXP President and Chief Executive Officer Kurt Sievers.

Summary of Reported Third Quarter 2021 ($ millions, unaudited) (1)

	Q3 2021	Q2 2021	Q3 2020	Q - Q	Y - Y
Total Revenue	$2,861	$2,596	$2,267	10%	26%
GAAP Gross Profit	$1,583	$1,422	$1,090	11%	45%
Gross Profit Adjustments (i)	$(34)	$(34)	$(45)
Non-GAAP Gross Profit	$1,617	$1,456	$1,135	11%	42%
GAAP Gross Margin	55.3%	54.8%	48.1%
Non-GAAP Gross Margin	56.5%	56.1%	50.1%
GAAP Operating Income / (Loss)	$711	$573	$32	24%	2,122%
Operating Income Adjustments (i)	$(248)	$(257)	$(554)
Non-GAAP Operating Income	$959	$830	$586	16%	64%
GAAP Operating Margin	24.9%	22.1%	1.4%
Non-GAAP Operating Margin	33.5%	32.0%	25.8%

Additional information
	Q3 2021	Q2 2021	Q3 2020	Q - Q	Y - Y
Automotive	$1,455	$1,262	$964	15%	51%
Industrial & IoT	$607	$571	$514	6%	18%
Mobile	$345	$347	$337	-1%	2%
Comm. Infra. & Other	$454	$416	$452	9%	—%
DIO	85	88	84
DPO	83	92	55
DSO	31	35	30
Cash Conversion Cycle	33	31	59
Channel Inventory (months)	1.6	1.6	2.4
Financial Leverage (ii)	1.9x	1.9x	2.1x
1.Additional Information for the Third Quarter 2021:
i.For an explanation of GAAP to non-GAAP adjustments, please see “Non-GAAP Financial Measures”.
ii.Financial leverage is defined as net debt divided by trailing twelve months adjusted EBITDA.
•During the third quarter of 2021, NXP repurchased 5.8 million shares for a total cost of $1,157 million and paid cash dividends of $152 million.
•Weighted average number of diluted shares for the three-month period ended October 3, 2021 was 271.4 million.
•Net cash paid for income taxes related to on-going operations was $86 million. Net cash paid for income taxes not related to on-going operations resulted in additional cash payments of $3 million.

Guidance for the Fourth Quarter 2021: ($ millions) (1)

	Guidance Range
	GAAP			Reconciliation	non-GAAP
	Low	Mid	High		Low	Mid	High
Total Revenue	$2,925	$3,000	$3,075		$2,925	$3,000	$3,075
Q-Q	2%	5%	7%		2%	5%	7%
Y-Y	17%	20%	23%		17%	20%	23%
Gross Profit	$1,602	$1,660	$1,717	$(35)	$1,637	$1,695	$1,752
Gross Margin	54.8%	55.3%	55.8%		56.0%	56.5%	57.0%
Operating Income (loss)	$710	$758	$805	$(257)	$967	$1,015	$1,062
Operating Margin	24.3%	25.3%	26.2%		33.1%	33.8%	34.5%
Financial Income (expense)	$(97)	$(97)	$(97)	$(3)	$(94)	$(94)	$(94)
Note (1) Additional Information:

1.GAAP Gross Profit is expected to include Purchase Price Accounting (“PPA”) effects, $(18) million; Stock Based Compensation, $(11) million; Other Incidentals, $(6) million;
2.GAAP Operating Income (loss) is expected to include PPA effects, $(156) million; Stock Based Compensation, $(88) million; Restructuring and Other Incidentals, $(13) million;
3.GAAP Financial Income (expense) is expected to include Other financial expense $(3) million;
4.Net cash paid for income taxes related to on-going operations is expected to be approximately $(100) million;
5.Non-controlling interest is expected to be approximately $(9) million;
6.Weighted average diluted share count is expected to be approximately 270 million.

NXP has based the guidance included in this release on judgments and estimates that management believes are reasonable given its assessment of historical trends and other information reasonably available as of the date of this release. Please note, the guidance included in this release consists of predictions only, and is subject to a wide range of known and unknown risks and uncertainties, many of which are beyond NXP's control. The guidance included in this release should not be regarded as representations by NXP that the estimated results will be achieved. Actual results may vary materially from the guidance we provide today. In relation to the use of non-GAAP financial information see the note regarding "Non-GAAP Financial Measures" below. For the factors, risks, and uncertainties to which judgments, estimates and forward-looking statements generally are subject see the note regarding "Forward-looking Statements." We undertake no obligation to publicly update or revise any forward-looking statements, including the guidance set forth herein, to reflect future events or circumstances.

Non-GAAP Financial Measures

In managing NXP's business on a consolidated basis, management develops an annual operating plan, which is approved by our Board of Directors, using non-GAAP financial measures. In measuring performance against this plan, management considers the actual or potential impacts on these non-GAAP financial measures from actions taken to reduce costs with the goal of increasing our gross margin and operating margin and when assessing appropriate levels of research and development efforts. In addition, management relies upon these non-GAAP financial measures when making decisions about product spending, administrative budgets, and other operating expenses. We believe that these non-GAAP financial measures, when coupled with the GAAP results and the reconciliations to corresponding GAAP financial measures, provide a more complete understanding of the Company’s results of operations and the factors and trends affecting NXP’s business. We believe that they enable investors to perform additional comparisons of our operating results, to assess our liquidity and capital position and to analyze financial performance excluding the effect of expenses unrelated to operations, certain non-cash expenses and share-based compensation expense, which may obscure trends in NXP's underlying performance. This information also enables investors to compare financial results between periods where certain items may vary independent of business performance, and allow for greater transparency with respect to key metrics used by management.

These non-GAAP financial measures are provided in addition to, and not as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. The presentation of these and other similar items in NXP’s non-GAAP financial results should not be interpreted as implying that these items are non-recurring, infrequent, or unusual. Reconciliations of these non-GAAP measures to the most comparable measures calculated in accordance with GAAP are provided in the financial statements portion of this release in a schedule entitled “Financial Reconciliation of GAAP to non-GAAP Results (unaudited).” Please refer to the NXP Historic Financial Model file found on the Financial Information page of the Investor Relations section of our website at https://investors.nxp.com for additional information related to our rationale for using these non-GAAP financial measures, as well as the impact of these measures on the presentation of NXP's operations.

In addition to providing financial information on a basis consistent with U.S. generally accepted accounting principles (“GAAP”), NXP also provides the following selected financial measures on a non-GAAP basis: (i) Gross profit, (ii) Gross margin, (iii) Research and development, (iv) Selling, general and administrative, (v) Amortization of acquisition-related intangible assets, (vi) Other income, (vii) Operating income (loss), (viii) Operating margin, (ix) Financial Income (expense), (x) adjusted net income, adjusted EBITDA and trailing 12 month adjusted EBITDA, and (xi) free cash flow and free cash flow as a percent of Revenue. The non-GAAP information excludes the amortization of acquisition related intangible assets, the purchase accounting effect on inventory and property, plant and equipment, merger related costs (including integration costs), certain items related to divestitures, share-based compensation expense, restructuring and asset impairment charges, non-cash interest expense on convertible notes, extinguishment of debt, and foreign exchange gains and losses.

Conference Call and Webcast Information
The company will host a conference call with the financial community on Tuesday, November 2, 2021 at 8:00 a.m. U.S. Eastern Daylight Time (EDT) to review the third quarter 2021 results in detail. Interested parties may join the scheduled conference call by dialing the following numbers:

Within the U.S.:    1 - 888 - 603 - 7644
Outside the U.S.:     1 - 484 - 747 - 6631
Participant Passcode: 2663054

The call will be webcast and can be accessed from the NXP Investor Relations website https://investors.nxp.com. A replay of the call will be available on the NXP Investor Relations website within 24 hours of the actual call.

About NXP Semiconductors

NXP Semiconductors N.V. (NASDAQ: NXPI) enables secure connections for a smarter world, advancing solutions that make lives easier, better, and safer. As the world leader in secure connectivity solutions for embedded applications, NXP is driving innovation in the automotive, industrial & IoT, mobile, and communication infrastructure markets. Built on more than 60 years of combined experience and expertise, the company has approximately 29,000 employees in more than 30 countries and posted revenue of $8.61 billion in 2020. Find out more at www.nxp.com.

Forward-looking Statements

This document includes forward-looking statements which include statements regarding NXP’s business strategy, financial condition, results of operations, and market data, as well as any other statements which are not historical facts. By their nature, forward-looking statements are subject to numerous factors, risks and uncertainties that could cause actual outcomes and results to be materially different from those projected. These factors, risks and uncertainties include the following: the duration and spread of the COVID-19 outbreak, its severity, the actions to contain the virus or treat its impact, and how quickly and to what extent normal economic and operating conditions can resume; market demand and semiconductor industry conditions; the ability to successfully introduce new technologies and products; the demand for the goods into which NXP’s products are incorporated; trade disputes between the U.S. and China, potential increase of barriers to international trade and resulting disruptions to NXP's established supply chains; the ability to generate sufficient cash, raise sufficient capital or refinance corporate debt at or before maturity to meet both NXP's debt service and research and development and capital investment requirements; the ability to accurately estimate demand and match manufacturing production capacity accordingly or obtain supplies from third-party producers; the potential impact of the outbreak of COVID-19 on NXP's business, operations, results of operations, financial condition, workforce or the operations or decisions of customers, suppliers or business customers; the access to production capacity from third-party outsourcing partners and any events that might affect their business or NXP’s relationship with them including the outbreak of COVID-19 or the requirements to suspend activities with customers or suppliers because of changing import and export regulations; the ability to secure adequate and timely supply of equipment and materials from suppliers; the ability to avoid operational problems and product defects and, if such issues were to arise, to correct them quickly; the ability to form strategic partnerships and joint ventures and to successfully cooperate with alliance partners; the ability to win competitive bid selection processes; the ability to develop products for use in customers’ equipment and products; the ability to successfully hire and retain key management and senior product engineers; and, the ability to maintain good relationships with NXP's suppliers. In addition, this document contains information concerning the semiconductor industry and NXP’s market and business segments generally, which is forward-looking in nature and is based on a variety of assumptions regarding the ways in which the semiconductor industry and NXP's market and business segments may develop. NXP has based these assumptions on information currently available, if any one or more of these assumptions turn out to be incorrect, actual results may differ from those predicted. While NXP does not know what impact any such differences may have on its business, if there are such differences, its future results of operations and its financial condition could be materially adversely affected. There can be no assurances that a pandemic, epidemic or outbreak of a contagious diseases, such as COVID-19, will not have a material and adverse impact on our business, operating results and financial condition in the future. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak to results only as of the date the statements were made. Except for any ongoing obligation to disclose material information as required by the United States federal securities laws, NXP does not have any intention or obligation to publicly update or revise any forward-looking statements after we distribute this document, whether to reflect any future events or circumstances or otherwise. For a discussion of potential risks and uncertainties, please refer to the risk factors listed in our SEC filings. Copies of our SEC filings are available on our Investor Relations website, www.nxp.com/investor or from the SEC website, www.sec.gov.

For further information, please contact:

Investors:                                    Media:
Jeff Palmer                                    Jacey Zuniga
jeff.palmer@nxp.com                                jacey.zuniga@nxp.com
+1 408 518 5411                                    +1 512 895 7398

NXP-CORP

NXP Semiconductors
Table 1: Condensed consolidated statement of operations (unaudited)

($ in millions except share data)	Three months ended
	October 3, 2021	July 4, 2021	September 27, 2020

Revenue	$2,861	$2,596	$2,267
Cost of revenue	(1,278)	(1,174)	(1,177)
Gross profit	1,583	1,422	1,090
Research and development	(492)	(476)	(438)
Selling, general and administrative	(243)	(234)	(203)
Amortization of acquisition-related intangible assets	(137)	(139)	(418)
Total operating expenses	(872)	(849)	(1,059)
Other income (expense)	—	—	1
Operating income (loss)	711	573	32
Financial income (expense):
Other financial income (expense)	(93)	(100)	(106)
Income (loss) before income taxes	618	473	(74)
Benefit (provision) for income taxes	(95)	(65)	57
Results relating to equity-accounted investees	3	(2)	(1)
Net income (loss)	526	406	(18)
Less: Net income (loss) attributable to non-controlling interests	7	9	4
Net income (loss) attributable to stockholders	519	397	(22)

Earnings per share data:
Net income (loss) per common share attributable to stockholders in $
Basic	$1.95	$1.46	$(0.08)
Diluted	$1.91	$1.42	$(0.08)

Weighted average number of shares of common stock outstanding during the period (in thousands):
Basic	266,557	272,686	279,467
Diluted	271,359	278,735	279,467

NXP Semiconductors
Table 2: Condensed consolidated balance sheet (unaudited)

($ in millions)	As of
	October 3, 2021	July 4, 2021	September 27, 2020
ASSETS
Current assets:
Cash and cash equivalents	$2,303	$2,910	$3,566
Accounts receivable, net	979	991	755
Inventories, net	1,173	1,116	1,064
Other current assets	266	274	219
Total current assets	4,721	5,291	5,604

Non-current assets:
Other non-current assets	1,070	1,094	924
Property, plant and equipment, net	2,510	2,375	2,255
Identified intangible assets, net	1,741	1,891	2,380
Goodwill	9,968	9,971	9,959
Total non-current assets	15,289	15,331	15,518

Total assets	20,010	20,622	21,122

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	1,140	1,167	697
Restructuring liabilities-current	30	36	25
Other current liabilities	1,269	1,133	940
Short-term debt	999	—	1,749
Total current liabilities	3,438	2,336	3,411

Non-current liabilities:
Long-term debt	8,594	9,591	7,607
Restructuring liabilities	13	12	15
Deferred tax liabilities	84	90	136
Other non-current liabilities	909	924	880
Total non-current liabilities	9,600	10,617	8,638

Non-controlling interests	234	227	197
Stockholders’ equity	6,738	7,442	8,876
Total equity	6,972	7,669	9,073

Total liabilities and equity	20,010	20,622	21,122

NXP Semiconductors
Table 3: Condensed consolidated statement of cash flows (unaudited)

($ in millions)	Three months ended
	October 3, 2021	July 4, 2021	September 27, 2020
Cash flows from operating activities:
Net income (loss)	$526	$406	$(18)
Adjustments to reconcile net income (loss) to net cash provided by (used for) operating activities:
Depreciation and amortization	306	305	589
Stock-based compensation	81	93	83
Amortization of discount (premium) on debt, net	—	1	—
Amortization of debt issuance costs	2	1	3
Net (gain) loss on sale of assets	—	—	(1)
Results relating to equity-accounted investees	(3)	2	1
(Gain) loss on equity securities, net	(4)	5	—
Deferred tax expense (benefit)	(6)	—	(118)
Changes in operating assets and liabilities:
(Increase) decrease in receivables and other current assets	16	(135)	(252)
(Increase) decrease in inventories	(57)	(60)	164
Increase (decrease) in accounts payable and other liabilities	118	73	82
(Increase) decrease in other non-current assets	(46)	(52)	(9)
Exchange differences	(3)	1	5
Other items	(6)	(4)	(2)
Net cash provided by (used for) operating activities	924	636	527

Cash flows from investing activities:
Purchase of identified intangible assets	(27)	(35)	(22)
Capital expenditures on property, plant and equipment	(201)	(150)	(70)
Purchase of equipment leased to others	(14)	—	—
Insurance recoveries received for equipment damage	7	—	—
Proceeds from the disposals of property, plant and equipment	1	—	2
Purchase of interests in businesses, net of cash acquired	(16)	(1)	—
Purchase of investments	—	(4)	(15)
Proceeds from return of equity investments	2	1	—
Net cash provided by (used for) investing activities	(248)	(189)	(105)

Cash flows from financing activities:
Proceeds from the issuance of long-term debt	—	2,000	—
Cash paid for debt issuance costs	—	(22)	—
Dividends paid to non-controlling interests	—	—	(34)
Dividends paid to common stockholders	(152)	(155)	(105)
Proceeds from issuance of common stock through stock plans	29	—	27
Purchase of treasury shares and restricted stock unit withholdings	(1,157)	(1,203)	(12)
Other, net	—	(1)	—
Net cash provided by (used for) financing activities	(1,280)	619	(124)

Effect of changes in exchange rates on cash positions	(3)	2	2
Increase (decrease) in cash and cash equivalents	(607)	1,068	300
Cash and cash equivalents at beginning of period	2,910	1,842	3,266
Cash and cash equivalents at end of period	2,303	2,910	3,566

Net cash paid during the period for:
Interest	56	104	54
Income taxes, net of refunds	89	121	39
Net gain (loss) on sale of assets:
Cash proceeds from the sale of assets	—	—	2
Book value of these assets	—	—	(1)
Non-cash investing activities:
Non-cash capital expenditures	224	167	62

NXP Semiconductors
Table 4: Financial Reconciliation of GAAP to non-GAAP Results (unaudited)

($ in millions)	Three months ended
	October 3, 2021	July 4, 2021	September 27, 2020
Revenue	$2,861	$2,596	$2,267
GAAP Gross Profit	$1,583	$1,422	$1,090
PPA Effects	(20)	(18)	(22)
Restructuring	—	—	(12)
Stock Based Compensation	(10)	(12)	(11)
Merger-related costs	—	—	—
Other incidentals	(4)	(4)	—
Non-GAAP Gross Profit	$1,617	$1,456	$1,135
GAAP Gross margin	55.3%	54.8%	48.1%
Non-GAAP Gross margin	56.5%	56.1%	50.1%
GAAP Research and development	$(492)	$(476)	$(438)
Restructuring	—	(1)	(7)
Stock based compensation	(40)	(41)	(39)
Other incidentals	(2)	1	(5)
Non-GAAP Research and development	$(450)	$(435)	$(387)
GAAP Selling, general and administrative	$(243)	$(234)	$(203)
PPA effects	(2)	(2)	(1)
Restructuring	—	—	(2)
Stock based compensation	(31)	(40)	(33)
Merger-related costs	—	—	(1)
Other incidentals	(3)	(1)	(3)
Non-GAAP Selling, general and administrative	$(207)	$(191)	$(163)
GAAP amortization of acquisition-related intangible assets	$(137)	$(139)	$(418)
PPA effects	(137)	(139)	(418)
Non-GAAP amortization of acquisition-related intangible assets	$—	$—	$—
GAAP Other income (expense)	$—	$—	$1
Other incidentals	1	—	—
Non-GAAP Other income (expense)	$(1)	$—	$1
GAAP Operating income (loss)	$711	$573	$32
PPA effects	(159)	(159)	(441)
Restructuring	—	(1)	(21)
Stock based compensation	(81)	(93)	(83)
Merger-related costs	—	—	(1)
Other incidentals	(8)	(4)	(8)
Non-GAAP Operating income (loss)	$959	$830	$586
GAAP Operating margin	24.9%	22.1%	1.4%
Non-GAAP Operating margin	33.5%	32.0%	25.8%
GAAP Financial income (expense)	$(93)	$(100)	$(106)
Foreign exchange gain (loss)	1	(1)	(3)
Other financial income (expense)	—	(8)	(3)
Non-GAAP Financial income (expense)	$(94)	$(91)	$(100)

NXP Semiconductors
Table 5: Adjusted EBITDA and Free Cash Flow (unaudited)

($ in millions)	Three months ended
	October 3, 2021	July 4, 2021	September 27, 2020
Net income (loss)	$526	$406	$(18)
Reconciling items to adjusted net income
Financial (income) expense	93	100	106
(Benefit) provision for income taxes	95	65	(57)
Depreciation	139	135	139
Amortization	167	170	450
Adjusted net income	$1,020	$876	$620
Reconciling items to adjusted EBITDA
Results of equity-accounted investees	(3)	2	1
Restructuring	—	1	21
Stock based costs	81	93	83
Merger-related costs	—	—	1
Other incidental items 1)	8	4	2
Adjusted EBITDA	$1,106	$976	$728
Trailing twelve month adjusted EBITDA	$3,924	$3,546	$2,708

1) Excluding amortization related to:
–other incidental items	$—	$—	$6

($ in millions)	Three months ended
	October 3, 2021	July 4, 2021	September 27, 2020
Net cash provided by (used for) operating activities	$924	$636	$527
Net capital expenditures on property, plant and equipment	(200)	(150)	(68)
Non-GAAP free cash flow	$724	$486	$459
Non-GAAP free cash flow as percent of Revenue	25%	19%	20%